UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2018

Naked Brand Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37662	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

180 Madison Avenue, Suite 1505, New York, New York, 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212.851.8050

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 19, 2018 (the “Closing Date”), Naked Brand Group Inc. (the “Company”), Bendon Limited, a New Zealand limited company (“Bendon”), Naked Brand Group Limited, an Australia limited company (formerly Bendon Group Holdings Limited) (“Holdco”), and Naked Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), consummated the transactions contemplated by that certain Agreement and Plan of Reorganization, dated as of May 25, 2017 and amended on July 26, 2017, February 21, 2018, March 19, 2018 and April 23, 2018 (the “Merger Agreement”), by and among the Company, Bendon, Holdco, Merger Sub and Bendon Investments Ltd., a New Zealand company and the owner of a majority of the outstanding shares of Bendon at the time the Merger Agreement was executed. The Merger Agreement was approved by the Company’s stockholders on June 11, 2018.

Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Holdco (the “Merger”). The Merger occurred immediately after Bendon and Holdco completed a reorganization pursuant to which all of the shareholders of Bendon exchanged all of their outstanding ordinary shares of Bendon for ordinary shares of Holdco (the “Reorganization” and, together with the Merger, the “Transactions”).

At the time the Merger became effective (the “Effective Time”), each share of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.2 ordinary shares of Holdco, with fractional shares rounded up to the nearest whole share, for an aggregate of approximately 2,068,438 ordinary shares of Holdco (the “Per Share Consideration”). Outstanding options and warrants of the Company, by their terms, automatically entitle the holders thereof to purchase ordinary shares of the Holdco, with the number of underlying shares and exercise price proportionately adjusted to reflect the Per Share Consideration.

Immediately after giving effect to the Reorganization, Merger and the PIPE Investment (as set forth in Item 8.01 of this Current Report on Form 8-K, which information is incorporated by reference into this Item 2.01), holders of the issued and outstanding shares of Company Common Stock and outstanding options and warrants immediately prior to the Effective Time now hold approximately 9.0% of the total capitalization of Holdco.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 19, 2018, in connection with the consummation of the Merger, the Company (i) notified the Nasdaq Stock Market (“Nasdaq”) that, at the Effective Time, each outstanding share of Company Common Stock was automatically converted into the right to receive ordinary shares of Holdco and (ii) requested that Nasdaq file with the U.S. Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Merger and such notification and request, the last day of trading of the Company Common Stock on the Nasdaq Capital Market was June 19, 2018. In addition, Holdco intends to file a Form 15 with the SEC requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. The ordinary shares of Holdco will trade on the Nasdaq Capital Market under the same symbol as formerly used for the Naked common stock, “NAKD”, commencing on June 20, 2018.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time, holders of shares of Company Common Stock immediately prior to the Effective Time ceased to have any rights as stockholders of the Company with the exception of their right to receive ordinary shares of Holdco pursuant to the terms of the Merger Agreement. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

At the Effective Time, the Company merged with and into Merger Sub, with the Company surviving as a wholly-owned subsidiary of Holdco. Accordingly, a change in control of the Company occurred as a result of the Merger. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Carole Hochman, Paul Hayes, Martha Olson, Jesse Cole and Edward Hanson voluntarily resigned from the board of directors of the Company, Joel Primus voluntarily resigned from the board of directors of the Company and as President and Secretary of the Company and Juliana L. Daley voluntarily resigned as Chief Financial Officer of the Company. The foregoing resignations were effective as of the Effective Time. Justin Davis-Rice remains a member of the Company’s board of directors and Carole Hochman remains Chief Executive Officer of the Company.

Item 7.01 Regulation FD Disclosure.

On June 20, 2018, the Company and Holdco issued a joint press release announcing the completion of the Transactions. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933 or the Exchange Act except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01 Other Events.

Simultaneous with the consummation of the Transactions, Holdco consummated the sale of 4,534,137 ordinary shares of Holdco for an aggregate purchase price of $17,003,000 in a private placement (the “PIPE Investment”). In addition, each investor received a five-year warrant to purchase the same number of ordinary shares of Holdco for which such investor subscribed. Accordingly, Holdco issued warrants to purchase an aggregate of 4,534,137 ordinary shares to the investors. The warrants have an exercise price of $3.75 per share and have certain “cashless” exercise features. In conjunction with the PIPE Investment, Holdco and certain of the investors executed a Registration Rights Agreement which requires Holdco, within thirty (30) days of the completion of the Transactions, to file a registration statement covering the resale of all of the ordinary shares sold in the PIPE Investment, including the ordinary shares issuable upon the exercise of the warrants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By:	/s/ Carole Hochman
Carole Hochman
Chief Executive Officer

Dated: June 20, 2018